Exhibit 10.31

OFFICE LEASE

THE ATRIUM

Suite 310

San Mateo, California 94403

1900 ATRIUM ASSOCIATES LP,

a Delaware limited partnership,

AS LANDLORD

and

TILE, INC.,

a Delaware corporation,

AS TENANT

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Page
EXHIBIT A	—	Premises
EXHIBIT B	—	Rules and Regulations
EXHIBIT C	—	Work Letter
EXHIBIT D	—	Option to Extend
EXHIBIT E	—	Expansion Option
EXHIBIT F	—	Expansion Spaces

[Remainder of Page Intentionally Left Blank]

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TABLE OF CONTENTS

(continued)

OFFICE LEASE

THIS LEASE is made and entered into as of September 12, 2019 (the “Lease Reference Date”), by and between 1900 ATRIUM ASSOCIATES LP, a Delaware limited partnership (“Landlord”), and TILE, INC., a Delaware corporation (“Tenant”).

WITNESSETH

1.	Basic Lease Information.

a.	Building Address: 1900 South Norfolk Street, San Mateo, CA 94403.

b.	Premises: Suite 310

c.

Approximate Area of Premises: approximately 16,738 rentable square feet (measured using the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996, and its accompanying guidelines, as interpreted by Landlord’s architect).

d.	Term: Three (3) years, plus the partial month, if any in which the Term commences.

e.

Term Commencement: The date (the “Lease Commencement Date”) that is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, or (ii) the Substantial Completion Date of Landlord’s Work (as such terms are defined below). The Lease Commencement Date is anticipated to occur on September 15, 2019 (“Anticipated Lease Commencement Date”).

f.	Term Expiration: September 30, 2022 (the “Lease Expiration Date”).

g.

Base Rent: Initially 16,738 rsf multiplied by $50.40 per rentable square foot annually, which equals Seventy Thousand Three Hundred Dollars ($70,300) per month for the first month, which shall be pre-paid upon Lease execution, and thereafter, payable monthly as set forth in the schedule below:

For the Period	Monthly Base Rent		Annualized Base Rent
September 15, 2019 through September 30, 2020	$70,300	*	$843,600
October 1, 2020 through September 30, 2021	$72,409		$868,908
October 1, 2021 through September 30, 2022	$74,581		$894,972

Notwithstanding anything in this Article 1.g. of the Lease to the contrary, so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall be entitled to an abatement of Base Rent in the amount of $140,600.00 (the “Abated Rent”) for the period commencing on September 15, 2019 and ending on November 14, 2019 (the “Rent Abatement Period”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease and Landlord terminates this Lease as a result thereof, all unamortized Abated Rent shall immediately become due and payable. The payment by Tenant of the Abated Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. During the Rent Abatement Period, only Rent shall be abated, and all additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

h.

Other Periodic Payments: Tenant shall be responsible for payment of Tenant’s Percentage Share of Operating Expenses and Property Taxes in excess of the Base Year Operating Expenses and Property Taxes (as such terms are defined below).

i.	Tenant’s Percentage Share: Ten and Twenty-Four One-Hundredths Percent (10.24%) based on 163,476 rentable square feet of the Building.

j.	Base Year for Operating Expenses and Property Taxes: Calendar Year 2020.

k.	Permitted Use: Administrative, general office use, and any other legally permitted use.

l.

Security Deposit: Two Hundred Ninety-Eight Thousand, Three Hundred Twenty-Four Dollars ($298,324) as a cash security deposit, or delivery of a letter of credit in the same amount pursuant to Section 19 herein, payable upon Tenant’s execution of this Lease.

m.	Parking: Three and one half (3.5) unreserved, unassigned parking spaces per one thousand (1,000) square feet of leased space, subject to Section 27 below.

n.	Tenant Notice Address:	Prior to the Lease Commencement Date:
Tile, Inc.
2121 S. El Camino Real Suite 900
San Mateo, CA 94403
Attn: ______________________________

After the Lease Commencement Date:

Tile, Inc.
1900 S. Norfolk Street
San Mateo, CA 94403
Attn: ______________________________
Email address: ______________________

with a copy to:

Rich Branning
Steffen Kammerer
Jones Lang LaSalle
4085 Campbell Avenue #150
Menlo Park, CA 94025

o.	Landlord Notice Address:	1900 Atrium Associates LP
c/o Seagate Properties, Inc.
980 Fifth Avenue
San Rafael, CA 94901
Attn: Lease Administrator

(and address for payment of Rent):

1900 Atrium Associates LP
c/o Seagate Properties, Inc.
980 Fifth Avenue
San Rafael, CA 94901
Attn: Lease Administrator

p.	Broker(s):	Tenant’s Broker: Jones Lang LaSalle
Landlord’s Broker: Cushman & Wakefield

2. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from landlord for the Term (as defined below) and at the rental as set forth in Basic Lease Information and upon the conditions set forth below, the Premises described in the Basic Lease Information and identified on the drawing attached hereto as Exhibit A. The Premises are located within the building commonly known as 1900 Norfolk Street, San Mateo, California (the “Building”). The Premises, the Building and the legal parcel on which the Building is located, together with other appurtenances, are collectively, the “Property.” Tenant shall take the Premises in their “AS-IS” condition, and Landlord shall have no obligation whatsoever to remodel, alter or improve the Premises for use by Tenant, to provide any improvement or construction allowance to Tenant, or to pay or reimburse Tenant for any remodeling, alterations or improvements to the Premises, other than as specifically set forth in the attached Exhibit C.

3. Term. The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information (the “Term”). Landlord shall permit Tenant to access the Premises two (2) weeks prior to the Anticipated Lease Commencement Date in order for Tenant to install its furniture, fixtures and equipment, and if not delivered by the Anticipated Lease Commencement Date, then Landlord shall permit Tenant access to the Premises for occupancy as of September 16, 2019, provided that such early access shall be subject to all the terms of this Lease other than the payment of Base Rent, unless such access and/or occupancy by Tenant unreasonably interferes with the completion of the Landlord Work (as defined below) (a “Tenant Interference”), in which case Tenant shall pay Base Rent on a day-for-day basis for each day that there is a Tenant Interference. Subject to the foregoing, if Landlord, for any reason whatsoever, cannot complete the Landlord Work on or before the Anticipated Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, Base Rent shall be abated until such time when Landlord has completed the Landlord Work for the Premises. Notwithstanding any of the forgoing, nothing herein shall serve to extend the Term and the date of term expiration shall not be extended by any delay in delivery of possession.

4. Rent.

a. Tenant shall pay to Landlord as monthly rental the amount specified in Section 1.g. of the Basic Lease Information as the Base Rent. Base Rent for the first month shall be payable upon Tenant’s execution of this Lease and in advance on or before the first day of the first full calendar month following commencement of the Term and of each successive calendar month thereafter during the Term. If the Term commences on other than the first day of a calendar month any excess payment of Base Rent shall be credited against the last payment of Base Rent otherwise due.

b. Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to the Base Rent, whether or not the same be designated “additional rent.”

c. Tenant acknowledges that late payment of any installment of Base Rent or additional rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Property and the loss of the use of the delinquent funds. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord within five (5) days following the date due, Tenant shall pay to Landlord a late charge equal to eight percent (8%) of such overdue amount; provided, however, Landlord shall waive the application of such late charge once per calendar year provided that Tenant pays the delinquent sum within five (5) days after receipt of written notice from Landlord that such amount was not paid when due. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

d. Any amount due to Landlord, if not paid within five (5) days of the date when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per year or, if less, the highest rate permissible under applicable law (the “Interest Rate”). Payment of interest shall not excuse or cure any default hereunder by Tenant.

e. All payments due from Tenant to Landlord hereunder shall be made to Landlord without prior notice, demand, deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

5. Taxes and Operating Expenses.

a. Beginning January 1, 2021, Tenant shall pay Tenant’s Percentage Share, as specified in the Basic Lease Information, of the increase of all Property Taxes assessed in respect of the Property during the Term over Base Year Property Taxes, and Tenant’s Percentage Share of the increase of all Operating Expenses paid or incurred by Landlord over Base Year Operating Expenses. Within one hundred twenty (120) days after the close of the 2020 calendar year (or as soon thereafter as is practicable), Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for the 2020 Base Year. Tenant’s Percentage Share is calculated by dividing the rentable area of the Premises, as set forth in the Basic Lease Information, by the rentable area of the Building, and shall be subject to change if Landlord changes the total rentable area of the Building. If during any calendar year during the Term, the Building is not fully occupied on the average, Operating Expenses and Property Taxes shall be adjusted to equal Landlord’s reasonable estimate o Operating Expenses and Property Taxes had the total rentable area of the Building been fully occupied during such calendar year.

b. For the purposes hereof, “Property Taxes” shall mean all taxes, assessments, rates and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits, which relate to any period falling in whole or in part within the Term and which are assessed, levied, confirmed, imposed, or become a lien upon or payable in respect of the Premises or the Property and/or any buildings or other improvements thereon and any tax or excise on rents or other tax howsoever described, unforeseen as well as foreseen, at any time imposed under the laws of any governmental authority which relates to any period falling in whole or in part within the Term and which is levied or assessed directly or indirectly against Landlord or on the rental and charges payable under leases for portions of the Property or on receipts or income payable to Landlord under any other agreement or arrangement relating to Property, including, without limitation, any gross receipts tax to the extent imposed upon Landlord by reason of the receipt of rental, charges or other income from the Premises or the Property; provided, however, that Landlord may, at its election and in lieu of including such taxes in Operating Expenses, allocate to Tenant a share of such taxes by reference to the amount thereof attributable to payments made by Tenant under this Lease. Property Taxes shall also include the cost of protesting real property taxes and assessments. Notwithstanding anything to the contrary contained in this Section, there shall be excluded from Property Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 6 (taxes for which Tenant is directly responsible) of this Lease. Base Year Property Taxes shall be those assessed during the Base Year set forth in the Basic Lease Information.

c. For the purposes hereof, “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Property, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums and the deductibles for any insurance maintained by Landlord with respect to the Property; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee; (vii) Building management office rent or rental equivalent; (viii) professional services fees; (ix) expenditures for capital improvements made at any time to the Property (A) that are intended in Landlord’s good faith judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to affect other economies in the operation, maintenance, or management of the Property, or (B) that are necessary or appropriate in Landlord’s reasonable judgment for the health and safety of occupants of the Property, or (C) that are necessary under any legal requirements which were not applicable to the Property as of the date hereof, or (D) that are replacements of items which Landlord is required to maintain, all amortized over such reasonable period as Landlord shall determine (provided that such period shall be within the range used to amortize such costs by landlords of other first-class office buildings in the San Mateo market in accordance with generally accepted property management practices) at an interest rate of eight percent (8%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements, except that Landlord may treat as costs chargeable in the calendar year incurred, and not as capital expenditures, any item that is less than two percent (2%) of Operating Expenses estimated by Landlord for the calendar year in question; (x) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas; and (xi) all other operating, management, and other expenses incurred by Landlord in connection with the operation of the Property. Operating Expenses shall not include (a) the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord, (b) expenses incurred in leasing to or procuring of tenants, leasing commissions, legal fees related to other tenants’ leases, advertising expenses, expenses for the renovating of space for new tenants, (c) debt service payments by Landlord except as allowed above, nor any depreciation allowance or expense, (d) any bad debt loss, rent loss, or reserves of any kind, (e) costs associated with the operation of the business of the limited liability company, partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, (f) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same materially exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis, (g) costs, including fines or penalties, incurred due to a violation of any law in force and effect as of the Lease Commencement Date relating to the Building, (h) costs for repairs that are covered by warranties to the extent actually covered by such warranties, (i) attorneys’ and other professional fees and expenses incurred in connection with the enforcement of leases affecting the Building, (j) costs incurred to comply with laws relating to the removal of Hazardous Material which was in existence in the Building or on the common areas prior to the Lease Commencement Date, (k) costs for capital improvements, repairs or replacements, except as set forth in this Section 5.c., above, (l) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Building (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty or guarantee to the extent of reimbursement for such coverage, (m) costs of all items and services for which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant), (n) cost expressly excluded from Operating Expenses in other provisions of this Lease, and (o) the wages and benefits of any employee above property manager and any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building. Base Year Operating Expenses shall be those expenses and costs during the Base Year set forth in the Basic Lease Information.

d. Tenant shall pay to Landlord each month at the same time and in the same manner as monthly Base Rent, one twelfth (1/12th) of Landlord’s estimate of Tenant’s Percentage Share of the increase in Property Taxes and Operating Expenses for the then current calendar year payable by Tenant. Within one hundred twenty (120) days after the close of each calendar year (or as soon thereafter as is practicable), Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year and such statement (“Annual Statement”) shall be final and binding upon Landlord and Tenant, subject to Section 5.g., below (except that the Property Taxes included in such statement may be modified by any subsequent adjustment or retroactive application of Property Taxes affecting the calculation of such Property Taxes); provided, however, that if Landlord’s statement is not given prior to the first day of any calendar year Tenant shall continue to pay additional rent on the basis of the prior year’s estimate until the month after Landlord’s notice is given. Landlord may determine some items of Property Taxes and Operating Expenses on a cash basis and other items on an accrual basis, so long as such determination is consistently applied to the same item during all accounting periods. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against Operating Expenses and Property Taxes subsequently payable by Tenant, or reimburse Tenant the same in the event the Term expires before such credit is fully applied. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement.

e. If this Lease terminates on a day other than the last day of a calendar year, the additional rent payable by Tenant pursuant to this Section 5 applicable to the calendar year in which this Lease terminates shall be prorated on the basis that the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty (360).

f. The obligations of Landlord and Tenant under this subsection with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the Term shall survive the termination of this Lease.

g. Upon written notice from Tenant given within ninety (90) days after Tenant’s receipt of the Annual Statement, Tenant’s agents and representatives may, at reasonable times and in a reasonable manner, inspect and/or audit such of Landlord’s books of account and records as pertain to and contain information concerning the Annual Statement for such calendar year in order to verify the amounts of Operating Expenses and Property Taxes payable for such calendar year. Such inspection shall take place at Landlord’s office in the San Francisco Bay Area at a mutually convenient time upon at least ten (10) business days’ prior written notice from Tenant to Landlord and, in such an event, Tenant shall also agree to follow Landlord’s reasonable procedures for auditing such books and records. Such books and records may not be removed from Landlord’s offices. Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the amounts contained in the Annual Statement. If Tenant timely elects to audit Landlord’s books and records, such audit shall be performed by Tenant’s internal accountants or a reputable certified public accountant designated by Tenant and reasonably acceptable to Landlord, and not paid on a contingent fee basis, to audit the Annual Statement, provided that Tenant (i) actually begins such audit within twenty (20) days after the notice from Tenant to Landlord advising Landlord that Tenant will require an audit and (ii) diligently pursues such audit to completion as quickly as reasonably possible. Tenant’s failure to notify Landlord of its intention to exercise its rights hereunder within ninety (90) days after receipt of the Annual Statement shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount contained in such the Annual Statement with respect to the applicable calendar year. Tenant shall bear all of its costs of such audit, except as set forth below. If based on such audit, Tenant has overpaid the amounts contained in the respective the Annual Statement, the amount of such overpayment shall be credited toward the next installment of Operating Expenses and Property Taxes or, if no such installment is next due, paid in full to Tenant within thirty (30) days after the determination of the amount of such overpayment. If based on such audit, Tenant has underpaid its obligations for such period, the amount of such underpayment shall be paid to Landlord within thirty (30) days after the determination of the amount of such overpayment. Notwithstanding anything to the contrary set forth above, Tenant’s audit rights under this subparagraph shall be conditioned upon (i) Tenant having paid the total amounts billed by Landlord for Operating Expenses and Property Taxes within the time stipulated above for payment (including, without limitation, the contested amounts) and (ii) Tenant executing, prior to the commencement of the audit, a confidentiality agreement in form and substance reasonably satisfactory to Landlord, Tenant and its auditor in which Tenant shall agree to keep confidential, and not disclose to any other party other than Tenant’s officers, managers, accountants, consultants, attorneys and other representatives, the results of any such audit or any action taken by Landlord in response thereto, except as required to comply with applicable laws or except in connection with the enforcement of Tenant’s rights under this Lease. In the event the audit determines that Operating Expenses and/or Property Taxes were overstated for the year being audited by more than five percent (5%), then Landlord shall pay the reasonable cost of the audit, not to exceed $3,500.00.

6. Other Taxes. Tenant shall pay or reimburse Landlord for any taxes upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant’s expense; for any taxes, assessments, fees or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; and for any gross receipts tax imposed with respect to the rental payable hereunder.

7. Use.

a. The Premises shall be used and occupied by Tenant for only for the use described in and in accordance with the Basic Lease Information and Rules and Regulations attached to this Lease as Exhibit B and for no other purpose. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any applicable laws, statutes, ordinances, rules, regulations, orders and requirements (collectively, “Applicable Laws”) now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Applicable Laws relating to the condition, use or occupancy of the Premises, and shall perform all work to the Premises or other portions of the Building required to effect such compliance (or, at Landlord’s reasonable election, Landlord may perform such work at Tenant’s cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises is located (the “Base Building”), unless such changes are related to or affected or triggered by (i) Tenant’s alterations, (ii) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for general office purposes in a normal and customary manner), (iii) Tenant’s particular employees or employment practices, or (iv) the construction of initial improvements to the Premises by Tenant, if any. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Applicable Laws shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Applicable Laws. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which unreasonably disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or related improvements, nor place or maintain any signs on or visible from the exterior of the Premises without Landlord’s written consent, which consent may be withheld in Landlord’s sole and absolute discretion, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not conduct any auction at the Premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Premises or the Building or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase.

b. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit B, and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord which do not materially increase Tenant’s obligations or materially decrease Tenant’s rights under the Lease. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations, but Landlord shall use good faith efforts to enforce the rules and regulations consistently.

c. Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, “Hazardous Materials”). As herein used, Hazardous Materials shall include, but not be limited to, those materials that are hazardous, toxic, radioactive or carcinogenic materials, substances or wastes. Tenant shall not cause, or allow its agents, employees or contractors to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers. Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its trustees, employees, property manager and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, “Indemnitees”) harmless from and against, and shall reimburse the Indemnitees for, all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification set forth above. Tenant’s obligations unless this Section 7 shall survive the expiration or termination of this Lease.

d. As required by Section 1938(a) of the California Civil Code, Landlord discloses to Tenant that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Landlord also states that: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” As permitted by the quoted language above, it is agreed that: (i) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Lease has been executed by Landlord and Tenant, (ii) Landlord shall be an intended third party beneficiary of the contract under which the inspection is to be performed and the contract shall otherwise comply with the provisions of the Lease applicable to Tenant contracts for construction; (iii) the CASp inspection shall be conducted (A) at

Tenant’s sole cost and expense, (B) by a CASp approved in advance by Landlord and only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (C) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (D) in a manner reasonably satisfactory to Landlord, and (E) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (iv) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; (v) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (vi) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building located outside the Premises that are Landlord’s obligation to repair as set forth in Section 9.a. below, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Applicable Laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant’s receipt of an invoice therefor from Landlord.

8. Services and Utilities.

a. Landlord shall furnish the Premises with: (1) electricity for lighting and the operation of normal desk-top office machines, conditioned air and heat to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays, except holidays (“Normal Office Hours”), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (2) elevator service, (3) water to serve plumbing and fixtures installed in the Building, (4) normal scavenger service at such location in the Building as shall be designated by Landlord, (5) janitorial services, and (6) window washing of exterior windows of the Premises. Subject to the immediately preceding sentence, Landlord may provide heat and air conditioning during periods other than Normal Office Hours, provided Tenant shall pay Landlord, as additional rent, Landlord’s prevailing rate for providing such heat and or conditioned air and utilities to the Premises during such periods requested by Tenant. Tenant shall be responsible for providing and paying for all utilities and services to the Premises other than those herein agreed to be provided by Landlord. “Holidays” are defined to be the following days: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Building, such other holidays observed.

b. Tenant shall not install or use heat-generating machines, lighting other than building standard or other equipment which may affect the temperature otherwise maintained by the heating, air conditioning and ventilation system, office machines using more than 220 volts, or equipment causing the connected electrical load in the Premises to exceed normal office usage in the Building, without the prior consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Whenever heat generating equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, whether or not consented to by Landlord, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant and Tenant shall also pay as additional rent the cost of providing all heating, ventilation and air conditioning energy to the Premises required by such heat generating equipment or lighting. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or if Tenant installs equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power as additional rent, together with the cost of installing any additional facilities that may be necessary to furnish such excess power to the Premises. If Tenant uses utilities in excess of that required for normal office use as described above or during periods other than Normal Office Hours, Landlord may, at Landlord’s option, separately meter all or a portion of the Premises at Tenant’s expense to measure such excess usage.

c. Landlord’s obligation to provide utilities and services for the Premises are subject to the rules and regulations of the Building, Applicable Laws (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any curtailment or interruption whatsoever in utility services. Notwithstanding the foregoing, if, as a direct result of Landlord’s gross negligence or willful misconduct, which has the effect of reducing or shutting off any utilities supplied to the Premises, and due to no fault or negligence of Tenant, there is an interruption, disruption or discontinuance in any utilities supplied to the Premises by Landlord, and such violation or condition results in a substantial and material interference with Tenant’s ability to conduct its business in the Premises, and as a result, after providing adequate notice of such failure to Landlord, Tenant is forced to cease business operations in the Premises for a period in excess of forty-eight (48) hours, then the payment of Base Rent shall abate until such time as such utility service is restored or Tenant is able to reopen the Premises for business operations, whichever shall first occur. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability.

9. Maintenance Repairs and Alterations.

a. Subject to the provisions of Section 11 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building, common Building systems, and all common areas exterior to and within the Building not leased to tenants. Tenant expressly waives the benefits of any statute now or hereafter in effect (including, without limitation, California Civil Code Sections 1932(1), 1941 and 1942) which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises or the Building in good order, condition and repair.

b. Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises (below the ceiling tiles, other than with respect to Tenant’s cabling), including, but not limited to, all cabling, plumbing and electrical fixtures and outlets and any interior glass in good condition and repair. If Tenant fails to do so, after written notice to Tenant and a reasonable cure period, Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord’s costs thereof shall automatically become due and payable from Tenant as additional rent. Landlord may, but shall not be required to, perform such repairs or services for Tenant’s account if Tenant fails to timely perform the same and Landlord’s costs shall include an additional, up to ten percent (10%) administrative charge for all such work performed for Tenant. At the expiration of the Term, Tenant shall deliver up possession of the Premises in the condition received, only ordinary wear and tear excepted.

c. Tenant shall not, without Landlord’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), make any alterations, improvements or additions in or about the Premises including the placement of communications of computer wiring, cables or equipment within the Premises or Building. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the Term, and to restore the Premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant’s ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises, the Building and Landlord from mechanics’ liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics’ liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work performed or claimed to have been performed on the Premises by or at the direction of Tenant, and Tenant shall fully and promptly pay and discharge and wholly protect and save harmless, by bond or otherwise, Landlord, and all and every part of the estate, right, title and interest of Landlord in and to all and every part of the Premises and the Property, against any and all such demands or claims which may or could ripen into such liens or claims therefor. In the event that Tenant shall fail to have any lien discharged of record within ten (10) days after Tenant receives notice thereof, Landlord may bond or otherwise cause the lien to be discharged of record, and, without limiting its other rights and remedies, Landlord may recover from Tenant all costs and expenses incurred in connection therewith.

d. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done by contractors designated or approved by Landlord, in a first-class, workmanlike manner which does not disturb or interfere with other tenants and in compliance with all Applicable Laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Prior to commencing any such work, if reasonably required by Landlord, Tenant shall purchase, or shall cause Tenant’s contractor to purchase, builder’s risk insurance in an amount no less than the value of the completed work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance. In addition, prior to the commencement of any such work which is reasonably estimated to cost more than $50,000.00, if Landlord so requests, Tenant shall furnish to Landlord performance and payments bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition. Tenant shall also reimburse Landlord any and all costs and expenses incurred by Landlord in connection with the construction of the alterations, including, without limitation, utilities, trash removal, and temporary barricades, the review of any plans and specifications or supervision of the construction of the alterations, including, without limitation, architects’ and engineering fees and an administrative fee in the amount of five percent (5%) of the costs of construction of the alterations. Notwithstanding anything in this Section 9 to the contrary, upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building. Upon completion of work performed for Tenant, at Landlord’s request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant’s machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant. Any property of Tenant not removed hereunder shall be deemed at Landlord’s option, to be abandoned by Tenant and Landlord may store such property in Tenant’s name at Tenant’s expense, and/or dispose of the same in any manner, regardless of the value of said property. Tenant waives to the fullest extent permitted by law the provisions of California Civil Code Sections 1993.03, 1993.06 and 1993.07.

10. Insurance and Indemnity.

a. Tenant shall obtain and maintain a policy(ies) of commercial general liability insurance written on an “occurrence” basis, with limits of liability, in the aggregate, of not less than Two Million Dollars ($2,000,000.00). Such policy(ies) shall cover bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant’s business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Property, and shall include all the coverages typically provided by the Broad Form Commercial General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant’s liability coverage shall further include premises-operations coverage, products liability coverage (if applicable), products-completed operations coverage, and blanket contractual coverage including both oral and written contracts. It is the parties’ intent that Tenant’s contractual liability coverage provides coverage to the maximum extent possible of Tenant’s indemnification obligations under this Lease. Tenant shall also maintain workers’ compensation insurance as required by law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00) per occurrence. Tenant’s commercial general liability insurance policy shall be endorsed to provide that (1) it may not be cancelled or altered in such a manner as adversely to affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord (Tenant to provide this endorsement within three (3) weeks of the mutual execution and delivery of this Lease), (2) Landlord and such other parties as Landlord shall indicate are named as additional insured, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subsection (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s insurance adviser, based on a substantial increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord’s request, such coverage shall be appropriately increased. Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under “Special Form,” as well as against sprinkler damage, theft, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements. Tenant shall obtain and maintain business interruption insurance in an amount not less than the greater of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty. Prior to the commencement of the term, Tenant shall deliver to Landlord certificates thereof, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such certificates as herein required, Landlord may, at its election, without notice to Tenant and without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.

b. Landlord hereby waives all claims against Tenant, and Tenant’s trustees, and its and their officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord’s trustees, and its and their officers, directors, partners, employees, agents and representatives (collectively, “Landlord’s Parties”) for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

c. As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord’s Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Property arising at any time and from any cause, and Tenant shall hold Landlord and Landlord’s Parties harmless from and defend Landlord and Landlord’s Parties against (i) all claims for damage to any property or injury to or death of any person arising in or from the use of the Premises by Tenant, except as to Landlord or any of Landlord’s Parties such as is caused by the sole gross negligence or willful misconduct of Landlord or that of Landlord’s Parties otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the Premises. The foregoing indemnity obligation of Tenant shall include attorneys’ fees, investigation costs and all other costs and expenses incurred by Landlord or any of Landlord’s Parties from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 10 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.

11. Damage or Destruction.

a. If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk the cost to repair of which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord’s architect or contractor the work of repair cannot be completed in ninety (90) days following such damage or destruction, Landlord may at its election terminate this Lease by notice given to Tenant within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor. Notwithstanding the foregoing, Landlord shall not be obligated to repair or replace any of Tenant’s movable furniture, equipment, trade fixtures, and other personal property, nor any above Building standard alterations installed in the Premises by or at the request of Tenant (including those installed by Landlord at Tenant’s request, whether prior or subsequent to the commencement of the Term), and no damage to any of the foregoing shall entitle Tenant to any abatement, and Tenant shall, at Tenant’s sole cost and expense, repair and replace such items.

b. If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk the cost to repair of which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant given within thirty (30) days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor, either restore the Premises or terminate this Lease.

c. In case of destruction or damage which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant’s use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of Section 1932, Section 1933(4), Section 1941 and Section 1942 of the California Civil Code which are superseded by this Section 11.

12. Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date if the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair

Tenant’s use of the balance of the Premises for Tenant’s purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a rentable square footage basis.

13. Assignment and Subletting.

a. Except as otherwise expressly permitted in this Lease, Tenant shall not, without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), directly or indirectly either make or permit any of the following (an “Assignment”): an assignment of all or any portion of Tenant’s interest in this Lease; a sublease of all or any portion of the Premises; a sale, assignment, pledge or other transfer of shares of stock or other ownership interests in Tenant or any guarantor of this Lease resulting in a change in the effective control of Tenant or the guarantor (except that the sale of stock of a corporation that is the Tenant or a guarantor shall not constitute an Assignment if the stock of such corporation is, both before and after the sale, traded on a national securities exchange registered with the United States Securities and Exchange Commission); a hypothecation, mortgage, pledge or other grant of a security interest in this Lease; or an attachment, execution or other lien upon Tenant’s rights or interest under this Lease. In the event of any Assignment made in accordance with the provisions of this Lease, Tenant shall remain primarily liable, and not merely as a surety, for payment of the Base Rent and additional rent and performance of the other obligations on the part of the Tenant to be performed under this Lease. The voluntary or other surrender of this Lease by Tenant, or the mutual cancellation or termination hereof by Tenant and Landlord, shall not work a merger but shall, at the option of Landlord, either terminate any and all existing franchises, concessions, licenses, subleases and other operating arrangements or operate as an assignment to Landlord of the same.

b. Landlord’s consent shall not be unreasonably withheld to an assignment of Tenant’s entire interest in this Lease or a sublease of the Premises or any portion thereof, upon the terms and conditions set forth in this Section. Should Tenant desire to enter into such an assignment or sublease, Tenant shall request Landlord’s consent in writing at least thirty (30) days before the proposed effective date of the assignment or sublease, providing the following: (i) the full particulars of the proposed assignment or sublease, including its nature, effective date, terms and conditions, and copies of any offers, draft or final leases or subleases, letters of commitment or intent and other documents pertaining to the proposed transfer; (ii) a description of the identity, net worth and previous business experience of the proposed transferee, including (without limitation) copies of current, audited (if available) financial statements of the proposed transferee, including an income, balance sheet and changes in financial position statements (with accompanying notes and disclosures of all material changes thereto), together with a certification of the proposed transferee as to the accuracy of such financial statements and the absence of any material changes therein between the date thereof and the date of the request for consent to the transfer (or setting forth in detail the nature of any material changes); and (iii) any further information relevant to the proposed transfer which Landlord shall reasonably request after receipt of Tenant’s request for consent.

c. Without limitation as to other reasonable grounds for declining consent, Tenant acknowledges that it shall be reasonable for Landlord to decline to consent to any proposed Assignment if: (i) (A) with respect to an assignment of the Lease (where Landlord agrees in writing to release Tenant from further liability under the Lease), the financial statements disclose that the proposed transferee has a net worth less than that of Tenant as of the date of Tenant’s request for Landlord’s approval of the assignment, or (B) with respect to an assignment of the Lease or sublease of more than 50% of the rentable square footage of the Premises (where Tenant remains liable under the Lease), the financial statements disclose that the proposed transferee does not have a commercially reasonable expectation of financial strength necessary to pay its debts as they become due; (ii) the proposed transferee or an affiliated party has been negotiating with Landlord to lease space in the Building during the preceding six (6) months; (iii) the proposed transferee is a governmental agency or instrumentality; (iv) at the time consent is requested or, at Landlord’s option, at any time thereafter and prior to the effective date of the transfer, Tenant is in default under this Lease beyond any applicable notice and cure period, or (v) the assignment or subletting would increase the operating costs for the Building or the burden on the Building services, or generate additional foot traffic, elevator usage or security concerns in the Building, or create an increased probability of the comfort and/or safety of Landlord and other tenants in the Building being compromised or reduced. Tenant agrees to pay to Landlord the amount of Landlord’s cost of processing every proposed Assignment (including, without limitation, the attorneys’ and accounting and other professional fees and costs not to exceed $3,000.00 in the aggregate), and the amount of all direct expenses incurred by Landlord arising from any transferee taking occupancy (including, without limitation, expenses associated with signage, freight elevator operation for moving furnishings and trade fixtures, security service, janitorial and cleaning service and rubbish removal service).

d. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without Landlord’s prior written consent (which, in the case of a further assignment proposed by an assignee of this Lease, shall not be unreasonably withheld, subject to Landlord’s rights under the provisions of this Paragraph 13, and in the case of a subtenant’s assignment of its sublease or further subletting of its subleased premises or any portion thereof, may be withheld in Landlord’s reasonable discretion), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord’s consent to assignment or consent to sublease form.

e. In the event that Landlord shall consent or agree to any Assignment, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of all Bonus Rent (as defined below) received by Tenant directly or indirectly in respect of the Assignment. For this purpose, “Bonus Rent” shall mean, in the case of a sublease, all consideration so received in excess of the rent and charges reserved under this Lease and, in the case of any other Assignment, all consideration so received, in each case after deducting (on a straight line amortized basis over the term of the sublease or assignment) the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements (or allowance in lieu thereof) to the Premises in connection with the Assignment, (ii) any brokerage commissions in connection with the Assignment, and (iii) legal fees reasonably incurred in connection with the Assignment. Landlord’s share of Bonus Rent shall be paid to Landlord not later than the effective date of the Assignment, except that to the extent Bonus Rent is attributable to sublease payments in excess of the rent reserved hereunder, Tenant shall make payments to Landlord within five (5) business days after receipt of each sublease payment. The assignee or sublessee shall, upon agreeing to be liable to Landlord for the performance of the obligations of the Tenant under this Lease, become jointly and severally liable to Landlord for the payment of Landlord’s share of Bonus Rent. Upon Landlord’s request, Tenant shall provide Landlord with a detailed written statement of all sums payable by the assignee or subtenant to Tenant so that Landlord can determine the total sums, if any, due from Tenant to Landlord under this Section 13.e.

f. Upon any request by Tenant for Landlord’s consent to an Assignment, Landlord may elect by written notice given at any time within thirty (30) days following receipt of such request (together with any further information requested by Landlord as provided above), to terminate this Lease, in which event the Term shall end and terminate on the ninetieth (90th) day following such written election of Landlord, in the same manner as if such termination date had been designated as the Lease Expiration Date, and Landlord and Tenant shall upon such termination date be released from any and all liabilities thereafter accruing hereunder.

g. The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant’s default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

h. Notwithstanding anything to the contrary contained in this Lease, Landlord’s consent shall not be required (and an Assignment shall not be deemed to have occurred), for an assignment or subletting of all or a portion of the Premises: (a) to a corporation or other business entity (“successor corporation”) into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred, and provided that the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease; (b) to a corporation or other business entity (herein sometimes referred to as a “related corporation”) which shall control, be controlled by or be under common control with Tenant; or (c) resulting from a sale or other transfer of shares of stock or other ownership interests in Tenant resulting in a change in the effective control of Tenant or the guarantor (any such assignee or sublessee described in items (a), (b) and (c) of this Section hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord of any such assignment or sublease at least fifteen (15) days prior the proposed effective date of the Assignment, and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, it being understood that such Transferee shall thereafter become liable under this Lease, on a joint and several basis, with Tenant, (iii) any transferee under this Section shall be of a character and reputation consistent with the quality of the Building, (iv) in the case of an assignment where there is a successor entity to the Original Tenant, such successor entity or related entity, as applicable, together with the Original Tenant (as defined below) if Original Tenant is a surviving entity and remains liable under this Lease, shall have a tangible net worth, computed in accordance with generally accepted accounting principles, at least equal to that as Original Tenant as of the date of this Lease, and (v) in the case of a deemed assignment where there is not a successor entity (including, without limitation, in the case of clause (c) above), the Original Tenant, after giving effect to the transaction, shall have a tangible net worth, computed in accordance with generally accepted accounting principles, at least equal to that as Original Tenant as of the date of this Lease. “Control,” as used in this Section shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

14. Default by Tenant. Any of the following events shall constitute events of default under this Lease:

a. a default by Tenant in the payment of any rent or other sum payable hereunder when due, and for the first instance during any calendar year during the Term, such failure is not cured within five (5) business days after delivery of notice to Tenant from Landlord specifying such failure to pay (and after any such notice is given any failure by Tenant in such calendar year to pay any rent or other sum payable hereunder when due shall itself constitute an event of default, without the requirement of notice from Landlord of such failure);

b. a default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and the continuation of such default for a period of twenty (20) days after notice by Landlord, provided, however, that if the nature of Tenant’s obligation is such that more than twenty (20) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such twenty (20) day period and thereafter diligently prosecutes the same to completion;;

c. if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant’s Property and such receiver is not removed within thirty (30) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; or if Tenant’s effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; or

d. the abandonment of the Premises pursuant to Section 1951.3 of the California Civil Code.

Any notice given by Landlord pursuant to this Section or any other provision of this Lease may be the notice required or permitted pursuant to Section 1161 et seq. of the California Code of Civil Procedure or successor statutes, and the provisions of this Lease shall not require the giving of a notice in addition to such statutory notice to terminate this Lease and Tenant’s right to possession of the Premises. The periods herein specified within which Tenant is permitted to cure any default following notice from Landlord shall run concurrently with any cure period provided by Applicable Laws.

15. Landlord’s Remedies.

a. Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, (i) terminate this Lease and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder, or (ii) continue this Lease in effect and enforce all its rights and remedies under California Civil Code Section 1951.4. Any notice given by Landlord pursuant to this Section may be the notice required or permitted pursuant to Section 1161 et seq. of the California Code of Civil Procedure or successor statutes, and the provisions of this Lease shall not require the giving of a notice in addition to such statutory notice to terminate this Lease and Tenant’s right to possession of the Premises. The periods herein specified within which Tenant is permitted to cure any default following notice from Landlord shall run concurrently with any cure period provided by Applicable Laws.

b. In the event of any re-entry or taking possession of the Premises, Landlord shall, in addition to its other rights and remedies under this Lease and Applicable Laws, have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

c. Notwithstanding any other provisions of this Section, Landlord agrees that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within the period requiring such rectification or curing as specified in the written notice relating thereto, then such default shall be deemed to be rectified or cured if Tenant within such period shall have commenced the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing and does so complete the same with the use of such diligence as aforesaid.

d. Should Landlord elect to terminate this Lease by reason of Tenant’s default, Landlord may recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future law providing for recovery of damages for such breach, including, but not limited to, the following:

(i) The Worth at the Time of Award of the unpaid Base Rent and additional rent which had been earned at the time of termination; plus

(ii) The Worth at the Time of Award of the amount by which the unpaid Base Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The Worth at the Time of Award of the amount by which the unpaid Base Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any cost or expenses incurred by Landlord in (1) retaking possession of the Premises, including reasonable attorneys’ fees therefor, (2) maintaining or preserving the Premises after such default, (3) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (4) leasing commissions and attorneys’ fees incurred in connection with any re-letting, or (5) any other costs necessary or appropriate to relet the Premises; plus

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

As used in subsections (d)(i) and (ii) above, the “Worth at the Time of Award” shall be computed by allowing interest at the Interest Rate herein specified. As used in subsection (d)(iii) above, the “Worth at the Time of Award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

e. The rights and remedies given to Landlord in this Section shall be in addition and supplemental to all other rights or remedies which Landlord may have under laws then in force.

f. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, or of any right of Landlord to a forfeiture of this Lease by reason of such breach, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

g. Tenant hereby consents and agrees that the courts of the State of California shall have jurisdiction over its person in actions arising under or relating to this Lease, and Tenant agrees that any action brought by it arising out of or relating to this Lease shall be filed in the State of California.

h. Tenant hereby expressly waives any and all rights of redemption and relief from forfeiture granted by or under any present or future laws in the event of any judgment declaring a forfeiture of or terminating this Lease for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

i. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

16. Bankruptcy or Insolvency. Tenant agrees that in the event, (i) all or substantially all of Tenant’s assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of thirty (30) days, (ii) Tenant makes an assignment for the benefit of creditors or is finally adjudicated a bankrupt, (iii) Tenant institutes any proceedings under the Bankruptcy Code as the same now exists or under any amendment thereto which may hereafter be enacted, or under any other act relating to the subject of bankruptcy, including, but not limited to, any proceeding wherein Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition, extension or reorganization, or (iv) any involuntary proceeding is filed against Tenant under any such bankruptcy laws and such proceeding not be removed within ninety (90) days thereafter, then this Lease and any interest of Tenant in and to the Premises shall not become an asset in any of such proceedings and, in any such events and in addition to any and all rights or remedies of Landlord hereunder or by law provided, it shall be lawful for Landlord to declare the Term ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder. Landlord shall also have the rights specified above in this Section in the event that any of the events specified above shall occur in respect of any guarantor of this Lease.

17. Landlord’s Right to Cure Defaults. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

18. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

19. Security Deposit. Tenant shall deposit with Landlord upon the execution of this Lease by Landlord and Tenant, at Tenant’s option, either an irrevocable standby letter of credit (the “Letter of Credit”) or cash in the amount set forth in the Basic Lease Information as the “Security Deposit” under this Lease. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits an event of default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit (or make a draw on the Letter of Credit, if applicable) for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7 and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If any portion of the cash then held as a Security Deposit is applied or if any portion of the Letter of Credit posted as the Security Deposit is drawn upon by Landlord for such purposes, Tenant shall within ten (10) business days after written demand therefor deposit cash or a replacement Letter of Credit with Landlord in the amount of the original cash Security Deposit or Letter of Credit, as applicable. Upon receipt of a replacement letter of credit hereunder, Landlord will return the original Letter of Credit to Tenant. Any remaining portion of the cash Security Deposit or the Letter of Credit (after any application of the Security Deposit or draw on the Letter of Credit by Landlord as permitted hereunder) shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant. Upon termination of the original Landlord’s (or any successor owner’s) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord’s (or such successor’s) delivery of the cash Security Deposit or Letter of Credit to the successor landlord and compliance with California Civil Code Section 1950.7( d), or successor statute. If the Security Deposit is held in the form of a Letter of Credit, then the provisions of Sections 19.1, 19.2 and 19.3 below shall apply.

Notwithstanding the foregoing, however, provided that no event of default by Tenant under this Lease has occurred on or prior to the expiration of the eighteenth (18th) full calendar month of the Term, then the Security Deposit (or Letter of Credit amount, as applicable) required hereunder shall reduce to $223,743.00 (the “Reduced Security Deposit Amount”), and Landlord shall promptly return to Tenant the balance of the Security Deposit which exceeds the Reduced Security Deposit Amount upon Tenant’s request therefor; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. If the security under this Lease is in the form of a Letter of Credit, and if Tenant is entitled to any such reduction described above, then Landlord shall cooperate in a commercially reasonable manner with Tenant upon Tenant’s request to replace or amend the then existing Letter of Credit to reflect the reduced amount of the Letter of Credit.

19.1 Letter of Credit Provisions. The Letter of Credit deposited as a Security Deposit shall be issued by a nationally recognized money-center bank (a bank which accepts deposits, which maintains accounts, which has a local Bay Area office that will negotiate a letter of credit and whose deposits are insured by the FDIC) whose financial strength shall be sufficient to meet liquidity demands with respect to issued letters of credit and which is otherwise acceptable to Landlord. The Letter of Credit shall have an expiration date not earlier than the sixtieth (60th) day after the Lease Expiration Date (or, in the alternative, have a term of not less than one

(1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. The Letter of Credit shall otherwise be in a form and with such content reasonably acceptable to Landlord. Tenant shall either replace the expiring Letter of Credit with another Letter of Credit in an amount equal to the original Letter of Credit or renew the expiring Letter of Credit, in any event no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right immediately to draw upon the expiring Letter of Credit for the full amount thereof and hold the funds drawn as the Security Deposit. If Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, the bank no longer has the financial strength equivalent to the current financial strength of Bank of America or has filed bankruptcy or reorganization proceedings), then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. If Tenant does not so provide Landlord with a substitute Letter of Credit within such time period, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit. The premium or purchase price of, or any other bank fees (including transfer or assignment fees) associated with, such Letter of Credit shall be paid by Tenant. The Letter of Credit shall be transferable (and must permit multiple transfers), irrevocable and unconditional, so that Landlord, or its successor(s) in interest, may at any time draw on the Letter of Credit against sight drafts presented by Landlord, accompanied by Landlord’s statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit and the Landlord may draw on any portion of the then uncalled upon amount thereof without regard to and without the issuing bank inquiring as to the right or lack of right of the holder of said Letter of Credit to effect such draws or the existence or lack of existence of any defenses by Tenant with respect thereto. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

19.2 Independent Contract. Tenant acknowledges and agrees that the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank, that Tenant is not a third party beneficiary of such contract, and that Landlord’s claim under the Letter of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

19.3 Transfer of the Letter of Credit. The Letter of Credit shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of their interest in the Lease). Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease and the assumption of the remaining obligations of landlord under this lease by the transferee, Landlord shall have the right to assign or transfer the Letter of Credit to its grantee, assignee or transferee; and in the event of any sale, assignment or transfer and assumption, the landlord so assigning or transferring the Letter of Credit shall have no liability to Tenant for the return of the Letter of Credit, and Tenant shall look solely to such grantee, assignee or transferee for such return, so long as such grantee, assignee or transferee assumes in writing all of Landlord’s obligations with respect to the Letter of Credit. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuing bank such applications, documents and instruments as may be necessary to effectuate such transfer. The terms of the Letter of Credit shall permit multiple transfers of the Letter of Credit. Tenant shall use it’s commercially reasonable efforts to cooperate with Landlord and the bank to effect the transfer(s) of the Letter of Credit and Tenant shall be responsible for all costs of the bank associated therewith.

20. Estoppel Certificate. Tenant shall at any time within ten (10) business days following request from Landlord execute, acknowledge and deliver to Landlord a statement certifying the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (ii) the date to which the rent, the Deposit, and other sums payable hereunder have been paid; (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed; and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant: (A) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (B) that there are no uncured defaults in Landlord’s performance, and (C) that not more than one month’s rent has been paid in advance.

21. Intentionally Omitted.

22. Subordination; Amendment for Lender.

a. This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any commercially reasonable documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

b. Within ten (10) business days of Landlord’s request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord’s lender in connection with the making of a loan to be secured by the Property, provided such amendment does not increase the obligations of Tenant under this Lease or materially and adversely affect Tenant’s leasehold interest.

23. Attorneys’ Fees. If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys’ fees, court costs, expenses and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys’ fees, court costs and expenses shall be included in and as a part of such judgment.

24. Notices. All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. All payments of Base Rent and additional rent to Landlord shall be made at the address specified pursuant to Section 4, except that any Base Rent and additional rent payment following a notice to Tenant of default in partial or full payment of any outstanding amount under this Lease shall be made personally to the address specified in such notice of default, or in such other manner as such notice may direct.

25. Tenant’s Financial Statements. Within ten (10) business days after Landlord’s written request therefor (but not more than once during any 12-month period other than in connection with a sale or refinancing of the Building or an event of default), Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with accounting principles consistently applied. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

26. Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that it or they are currently in compliance with, and further covenants to Landlord that it or they shall at all times during the Term of the Lease (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including, but not limited to, Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental, regulatory, or administrative action relating thereto.

27. Parking. Landlord shall provide Tenant parking, without charge during the Term and any Extended Term, on an unreserved basis in Landlord’s parking facilities (the “Parking Facilities”). Tenant shall not be permitted to use more than the number of parking spaces set forth in the Basic Lease Information. The use of the Parking Facilities shall be in common with other tenants of the Property upon a first-come, first-served basis and on other reasonable, nondiscriminatory terms and conditions, as may from time to time be established by Landlord. Tenant agrees to cooperate with Landlord and other tenants in the Property in the use of the Parking Facilities. Access to the Parking Facilities shall be subject to control by Landlord. Landlord reserves the right in its discretion to alter, change or improve the Parking Facilities. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Landlord assumes no liability for damage or injuries, theft, collision, fire or damage of Tenant, its employees, customers and invitees and/or their vehicles and Landlord shall not be responsible for articles left in vehicles or for damages for loss of use of any vehicle. Tenant waives any and all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Parking Facilities, including, without limitation, loss of use of any one of the Parking Facilities. Tenant shall not park any vehicles overnight at the Building or Property.

28. Signage.

a. Landlord shall, at Tenant’s sole cost and expense, install (i) a sign identifying Tenant’s business at the entrance to the Premises, and (ii) Tenant’s name in the lobby directory of the Building; provided that the design, size, color and location of such signage shall be subject to Landlord’s prior reasonable approval and consistent with the Building’s standard signage criteria. If, subsequent to the time Tenant’s name is initially listed on such signage, Tenant requests a change in Tenant’s name as printed thereon, Tenant shall pay Landlord’s standard charge as in effect from time to time for any such change.

b. Building-Top Signage. Subject to the terms of this Section 28.b., as alterations in accordance with Section 9 above, Tenant, at Tenant’s sole cost and expense, shall have the right to install building-top signage on the exterior of the Building, identifying the name and/or logo of the Original Tenant (i.e., “Tile, Inc.”) or its Permitted Transferee (the “Building-Top Signage”). The location, graphics, materials, color, design, lettering, size, quality and specifications of the Building-Top Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The Building-Top Signage shall also comply with and be subject to all Applicable Laws, including, but not limited to, all requirements of the City of San Mateo (“City”) (or other applicable governmental authorities); provided, however, that in no event shall the approval by the City (or other applicable governmental authorities) of the Building-Top Signage be deemed a condition precedent to the effectiveness of this Lease, and if such approval is not obtained, Landlord’s and Tenant’s other obligations under the Lease, as amended hereby, shall not be affected thereby.

Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in obtaining applicable permits from the City in connection with the installation of the Building-Top Signage. Following the initial construction and installation of the Building-Top Signage, Tenant shall be entitled to modify the name and/or logo for such signage, at Tenant’s sole cost and expense, to the new name and/or logo adopted by Original Tenant or its Permitted Transferee, provided that the new name and/or logo shall not be an Objectionable Name or Logo (defined below). “Objectionable Name or Logo” shall mean any name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office building, or which would otherwise reasonably offend a landlord of the Comparable Buildings (as defined below). Tenant shall, at its sole cost and expense, maintain the Building-Top Signage in good condition and repair. The signage rights granted to Tenant under this Section 28.b. are personal to the Original Tenant and any Permitted Transferee and may only be exercised by the Original Tenant or its Permitted Transferee (and not any other assignee, or any sublessee or other Transferee of the Original Tenant’s interest in the Lease). Notwithstanding anything to the contrary contained in this Section 28.b., in no event shall Tenant have any right to the Building-Top Signage if the Original Tenant or its Permitted Transferee is not, at any particular time, leasing and occupying at least 16,738 rentable square footage in the Building (the “Occupancy Threshold”). Upon the expiration or earlier termination of this Lease, as amended hereby, or Tenant’s right to possession of the Premises, or the earlier termination of Tenant’s right to the Building-Top Signage by reason of Tenant’s failure to meet the requirements applicable thereto pursuant to this Section 28.b., or by Landlord’s written notice to Tenant by reason of Tenant’s failure to meet the Occupancy Threshold, Tenant shall remove the Building-Top Signage, at Tenant’s sole cost and expense and repair and restore to good condition the areas of the Building on which the Building-Top Signage was located or that was otherwise affected by such signage or the removal thereof, reasonable wear and tear excepted, or at Landlord’s election with prior written notice thereof to Tenant at least thirty (30) days prior to the expiration or earlier termination of the Term, Landlord shall perform any such removal and/or repair and restoration and Tenant shall pay Landlord the actual and reasonable cost thereof within thirty (30) days after Landlord’s demand.

29. General Provisions.

a. This Lease shall be governed by and construed in accordance with the laws of the State of California. Time is of the essence with respect to the performance by Tenant of each and all of its obligations under this Lease. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof. This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent or any partial payment hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

b. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term with the consent of landlord, such occupancy shall be a tenancy at sufferance at a rental in the amount of 150% of the last month’s Base Rent and additional rent payable under Section 5 above during the Term, plus all other charges payable hereunder, and upon all of the terms hereof. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, actions, losses, damages (including, without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, which obligations shall survive the expiration or termination of the Term.

c. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant’s sole remedy will be an order of specific performance or mandatory injunction of the Landlord’s agreement to give its consent or approval.

d. Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

e. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for rent abatement: (i) to grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein; (ii) to perform, or cause or permit to be performed, at any time and from time to time, including during Normal Office Hours, construction in the common areas and facilities or other leased areas in the Property; and (iii) to reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; provided, however, in each case Landlord shall use commercially reasonable efforts not to interfere with Tenant’s use and occupancy of the Premises. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

f. Tenant shall not record in any public records any memorandum or any portion of this Lease.

g. Upon not less than twenty-four (24) hours advance notice to Tenant (except in an emergency), Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable.

h. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms.

i. The term “Landlord” as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring; provided, however, that the transferee has assumed the obligations under the Lease.

j. Any liability which may arise as a consequence of the execution of this Lease by or on behalf of Landlord shall be a liability of Landlord and not the personal liability of any partner, shareholder, owner, member, officer, director, agent, trustee, employee or beneficiary of Landlord. Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees that there shall be absolutely no personal liability on the part of Landlord (or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner) with respect to any of the obligations of Landlord under this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Building, and rents and insurance proceeds, for the satisfaction of any liability of Landlord to Tenant. Tenant’s exculpation of personal liability of Landlord is absolute and without any exception whatsoever. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions.

k. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

l. Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease. Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys’ fees) asserted by any party other than such Broker(s) based upon dealings of that party with Tenant in connection with the Premises or this Lease. Landlord shall pay a commission to the Broker(s) identified in the Basic Lease Information pursuant to a separate agreement.

m. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

n. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts, when taken together, shall be deemed to constitute one and the same instrument. Landlord and Tenant agree that facsimile and electronic signatures (e.g. DocuSign or similar electronic signature technology) may be used in place of original signatures on this Lease. All parties to this Lease intend to be bound by the signatures on the faxed, electronic or e-mailed document, are aware that the other party or parties will rely on the faxed, electronic or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on the form of signature. Copies of such executed counterparts may be delivered by the parties hereunder by electronic means, including by facsimile or electronic mail transmission to the number or address provided by each such party for such delivery, and, upon confirmation of receipt of such delivery, such electronic copies shall have the same effect as the delivery of counterparts bearing original ink signatures of the parties hereto. The parties further agree that after execution this Lease, it may be maintained in electronic form and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s hand-written signature

30. Exhibits. This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Premises), Exhibit B (Rules and Regulations), Exhibit C (Work Letter Agreement), Exhibit D (Option to Extend), Exhibit E (Expansion Option) and Exhibit F (Expansion Spaces).

[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:		TENANT:

1900 ATRIUM ASSOCIATES LP,		TILE, INC,
a Delaware limited partnership		a Delaware corporation

By:	Seagate Atrium GP, LLC,	By:
	a Delaware limited liability company,	Name:
	its general partner	Its:

By:	/s/ Willis K. Polite, Jr.	By:	/s/ Charles J. Prober
	Willis K. Polite, Jr.	Name:	Charles J. Prober
	President	Its:	CEO